                                                                    EXHIBIT 99.1

(PRINCETON NATIONAL BANCORP, INC. LOGO)

                   PRINCETON NATIONAL BANCORP, INC. SURPASSES
             $1 BILLION IN ASSETS AND RELEASES THIRD QUARTER RESULTS

PRINCETON, Illinois - October 24, 2006 - Princeton National Bancorp, Inc. (NASDAQ: PNBC)

Tony J. Sorcic, President & CEO, announced today, "Total assets of Princeton National Bancorp, Inc. surpassed a record $1 billion on October 11, 2006. The Board of Directors and Management wish to express "Thanks A Billion" to the shareholders, customers and staff for their contributions to this monumental event. Since 1995, total assets of PNBC have increased by just over $600 million. This record level of assets was attained through growth in existing offices, establishing new offices and completing two acquisitions. In the last ten years, the Company has added offices in Hampshire, Huntley, Plano, Aurora, Somonauk, Newark, Sandwich and Millbrook. The Company remains focused on its long-term goal to increase assets and generate a consistent return to its shareholders. The Subsidiary Bank will continue its focus on providing innovative products and the best-quality service to its customers."

Sorcic continued, "At the October 23, 2006 meeting, the Board of Directors declared a dividend of $.26 per share, payable November 24, 2006, to those shareholders of record as of November 3, 2006. This represents a 13.0% increase over the November 2005 dividend of $.23 per share and a 4.0% increase over the August 2006 dividend of $.25 per share. This is the Company's 87th consecutive dividend and the dividend has been increased eight out of the last 12 quarters. The Board of Directors also declared a special dividend of $.05 per share payable November 24, 2006 to those shareholders of record as of November 3, 2006. This is the sixth consecutive year the Company has declared a special dividend. Dividends per share for 2006 will total $1.05."

Sorcic concluded, "In April 2006, the Company announced a 100,000 share stock repurchase program. The Company purchased 10,000 shares during the third quarter at an average price of $33.50. It is anticipated the remaining shares under the stock repurchase program will be purchased during the fourth quarter of 2006 and first quarter of 2007. Since 1997, the Company has repurchased 1,269,271 shares of common stock through stock repurchase programs."

Total assets at September 30, 2006 were $990,364,000, a $47.8 million, or 5.1%, increase compared to June 30, 2006 and a $62.8 million, or 6.8%, increase from September 30, 2005. In comparing total loans for the third quarter of 2006 to the second quarter of 2006, a 2.0% increase was achieved, bringing total loans to $589,906,000. The Company's loan portfolio continues to be comprised of high-quality loans; net loan charge-offs (.046% annualized) during the first nine months of 2006 were minimal.

Total deposits ended the third quarter at $873.4 million (including repurchase agreements), a $43.1 million increase from June 30, 2006 and a $60.4 million increase from September 30, 2005.

Although the Company's income continues to be negatively impacted by the net interest margin, net income rose slightly in the third quarter of 2006 to $1,607,000 from $1,581,000 in the second quarter and diluted earnings per share rose to $.47 from $.46. The Return on Average Equity declined somewhat to 9.90%, compared to 9.94% for the second quarter of 2006. Net income for the first nine months of 2006 was $4,838,000, diluted earnings per share were $1.43 and the return on average equity was 10.12%. Net income for the first nine months of 2005 was $5,439,000, diluted earnings per share totaled $1.73 and the return on average equity was 13.34%. The Subsidiary Bank continues to meet expectations on non-interest income and non-interest expense. However, the compressed net interest margin, due to the flat yield curve, continues to negatively impact net income.

Non-interest income for the third quarter was $2,564,000, a decrease of 2.9% from $2,640,000 in second quarter of 2006 and an increase of 11.7% from $2,295,000 in the third quarter of 2005. For the twenty-fifth consecutive quarter, the Company's annualized non-interest income equaled or exceeded 1% of average assets. The Company generated non-interest income of $7,713,000 during the first nine months of 2006, an increase of 24.3% from $6,206,000 for the same period in 2005. Contributing to the improvement were increases in service charges on deposits, gains on the sales of securities available-for-sale, brokerage fee income, mortgage banking income, gains on the sale of mortgage loans, and gain on the sale of the Farm Management Department.

The net interest margin (tax equivalent) for the first nine months of 2006 declined to 3.39% versus 3.80% for the same period in 2005. The net interest margin has been negatively impacted by interest rates increasing more rapidly on interest-bearing liabilities than on interest-earning assets, as well as more funds being transferred into certificates of deposit from accounts bearing lower interest rates. The Company has $60.8 million in loans in its Commercial Banking pipeline, which should fund over the next 12 months. We believe these loans, if they are added to the loan portfolio, will have a positive impact on the net interest margin. Also, action plans have been implemented to generate additional non-interest income, increase interest income and reduce interest expense.

For additional financial information, please refer to the attached September 30, 2006 financial statements for Princeton National Bancorp, Inc. You may also visit our website at www.pnbc-inc.com to obtain financial information, as well as press releases, stock prices and information on the Company.

The Company offers shareholders the opportunity to participate in the Princeton National Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan. To obtain information about the plan, please contact us at 815-875-4445, extension 650.

Princeton National Bancorp, Inc. is the parent holding company of Citizens First National Bank, a $1.0 billion community bank with strategic locations in 7 counties in northern Illinois. The Company is well-positioned in the high growth counties of Kendall, Kane, Grundy, DeKalb, and LaSalle plus Bureau and Marshall. Communities include: Aurora, DePue, Genoa, Hampshire, Henry, Huntley, Millbrook, Minooka, Newark, Oglesby, Peru, Plano, Princeton, Sandwich, Somonauk and Spring Valley. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.

Inquiries should be directed to:   Lou Ann Birkey, Vice President - Investor Relations,
                                   Princeton National Bancorp, Inc. (815) 875-4444,
                                   E-Mail address: pnbc@citizens1st.com

                     (PRINCETON NATIONAL BANCORP, INC. LOGO)

                           CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

                                                            September 30,
                                                                 2006       December 31,
                                                             (unaudited)        2005
                                                            -------------   ------------
ASSETS
Cash and due from banks                                      $   16,115      $   23,635
Interest-bearing deposits with financial institutions             6,921             110
Federal funds sold                                               16,260               0
                                                             ----------      ----------
   Total cash and cash equivalents                               39,296          23,745

Loans held for sale, at lower of cost or market                   3,864           2,587

Investment securities available-for-sale, at fair value         250,734         235,371
Investment securities held-to-maturity, at amortized cost        16,629          16,115
                                                             ----------      ----------
   Total investment securities                                  267,363         251,486

Loans, net of unearned interest                                 589,906         581,724
Allowance for loan losses                                        (3,164)         (3,109)
                                                             ----------      ----------
   Net loans                                                    586,742         578,615

Premises and equipment, net                                      28,121          26,412
Bank-owned life insurance                                        21,490          20,434
Interest receivable                                              10,314           8,714
Goodwill, net of accumulated amortization                        22,678          22,665
Intangible assets, net of accumulated amortization                6,152           6,843
Other real estate owned                                             440             468
Other assets                                                      3,904           3,294
                                                             ----------      ----------
   TOTAL ASSETS                                              $  990,364      $  945,263
                                                             ==========      ==========

LIABILITIES
Demand deposits                                              $   89,606      $  103,622
Interest-bearing demand deposits                                228,717         222,675
Savings deposits                                                114,791         109,491
Time deposits                                                   405,372         362,770
                                                             ----------      ----------
   Total deposits                                               838,486         798,558

Customer repurchase agreements                                   34,931          29,375
Advances from the Federal Home Loan Bank                          7,364           8,346
Interest-bearing demand notes issued to the U.S. Treasury         2,486           2,154
Federal funds purchased                                               0           1,000
Trust Preferred securities                                       25,000          25,000
Note payable                                                      6,550           6,700
                                                             ----------      ----------
   Total borrowings                                              76,331          72,575

Other liabilities                                                 9,337          10,986
                                                             ----------      ----------
   Total liabilities                                            924,154         882,119
                                                             ----------      ----------

STOCKHOLDERS' EQUITY
Common stock                                                     22,392          22,392
Surplus                                                          18,025          16,968
Retained earnings                                                47,562          45,786
Accumulated other comprehensive loss, net of tax                   (129)           (482)
Less: Treasury stock                                            (21,640)        (21,520)
                                                             ----------      ----------
   Total stockholders' equity                                    66,210          63,144
                                                             ----------      ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  990,364      $  945,263
                                                             ==========      ==========

CAPITAL STATISTICS  (UNAUDITED)
YTD average equity to average assets                               6.77%           7.21%
Tier 1 leverage capital ratio                                      6.63%           6.46%
Tier 1 risk-based capital ratio                                    9.27%           9.26%
Total risk-based capital ratio                                     9.75%           9.76%
Book value per share                                         $    19.65      $    18.87
Closing market price per share                               $    33.00      $    33.25
End of period shares outstanding                              3,369,245       3,346,443
End of period treasury shares outstanding                     1,109,050       1,131,853

                     (PRINCETON NATIONAL BANCORP, INC. LOGO)

CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED)
(dollars in thousands, except share data)

                                                  THREE MONTHS   THREE MONTHS   NINE MONTHS   NINE MONTHS
                                                      ENDED          ENDED         ENDED         ENDED
                                                    September     September      September     September
                                                    30, 2006       30, 2005       30, 2006      30, 2005
                                                  ------------   ------------   -----------   -----------
INTEREST INCOME
Interest and fees on loans                         $   10,714     $    8,547    $   30,559    $   21,609
Interest and dividends on investment securities         2,767          2,419         7,905         5,838
Interest on federal funds sold                            206             65           357            75
Interest on interest-bearing time deposits in
   other banks                                             59             34            77            43
                                                   ----------     ----------    ----------    ----------
   Total Interest Income                               13,746         11,065        38,898        27,565
                                                   ----------     ----------    ----------    ----------

INTEREST EXPENSE
Interest on deposits                                    6,397          3,866        16,736         9,098
Interest on borrowings                                    961            673         2,791         1,072
                                                   ----------     ----------    ----------    ----------
   Total Interest Expense                               7,358          4,539        19,527        10,170
                                                   ----------     ----------    ----------    ----------

NET INTEREST INCOME                                     6,388          6,526        19,371        17,395
Provision for loan losses                                  80              0           175             0
                                                   ----------     ----------    ----------    ----------

NET INTEREST INCOME AFTER PROVISION                     6,308          6,526        19,196        17,395
                                                   ----------     ----------    ----------    ----------

NON-INTEREST INCOME
Trust & farm management fees                              300            364         1,158         1,192
Service charges on deposit accounts                     1,065            936         3,166         2,416
Other service charges                                     501            357         1,336           953
Gain on sales of securities available-for-sale             98             21           158            50
Gain on sale of loans                                       0              0            90             0
Brokerage fee income                                      201            212           563           504
Mortgage banking income                                   149            198           536           527
Bank-owned life insurance                                 205            169           581           444
Other operating income                                     45             38           125           120
                                                   ----------     ----------    ----------    ----------
   Total Non-Interest Income                            2,564          2,295         7,713         6,206
                                                   ----------     ----------    ----------    ----------

NON-INTEREST EXPENSE
Salaries and employee benefits                          3,936          3,621        11,944         9,608
Occupancy                                                 523            428         1,458         1,105
Equipment expense                                         717            494         2,138         1,418
Federal insurance assessments                              78             63           236           179
Intangible assets amortization                            163             81           488           185
Data processing                                           194            202           781           605
Advertising                                               220            218           634           536
Other operating expense                                 1,135          1,095         3,525         2,861
                                                   ----------     ----------    ----------    ----------
   Total Non-Interest Expense                           6,966          6,202        21,204        16,497
                                                   ----------     ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                              1,906          2,619         5,705         7,104
Income tax expense                                        299            580           867         1,665
                                                   ----------     ----------    ----------    ----------
NET INCOME                                         $    1,607     $    2,039    $    4,838    $    5,439
                                                   ==========     ==========    ==========    ==========

NET INCOME PER SHARE:
   BASIC                                           $     0.48     $     0.63    $     1.43    $     1.75
   DILUTED                                         $     0.47     $     0.62    $     1.43    $     1.73

Basic weighted average shares outstanding           3,372,188      3,252,157     3,372,780     3,114,303
Diluted weighted average shares outstanding         3,393,341      3,283,682     3,394,517     3,139,371

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                 0.66%          0.94%         0.69%         1.00%
Return on average equity                                 9.90%         13.71%        10.12%        13.34%
Net interest margin (tax-equivalent)                     3.23%          3.65%         3.39%         3.80%
Efficiency ratio (tax-equivalent)                       72.86%         66.01%        73.27%        65.98%

ASSET QUALITY
Net loan charge-offs                                      ($4)    $        6    $      201    $       28
Total non-performing loans                         $    4,125     $    2,514    $    4,125    $    2,514
Non-performing loans as a % of total loans               0.70%          0.44%         0.70%         0.44%